EXHIBIT 23.b


[Ernst & Young letterhead]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of the Annual Report on Form 20-F of ABN AMRO Holding N.V., The Netherlands, for the year ended December 31, 2001, including our Auditors' Report thereon, in this Registration Statement of ABN AMRO Bank N.V., SEC registration number 333-89136, pertaining to the issuance of debt securities.


/s/ Ernst & Young
Ernst & Young Accountants

Amsterdam, The Netherlands
July 1, 2002